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                                                                   Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 33-46374 of First Funds on Form N-1A of our report dated August 11, 2004, appearing in the Annual Report of First Funds, for the year ended June 30, 2004, and to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
October 26, 2004